UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

FOR JPMAM INTERNAL USE ONLY / NOT FOR PUBLIC DISTRIBUTION

June 20, 2014

2014 Shareholder Proxy Solicitation: Do’s and Don’ts

There are specific SEC regulations that govern communication activities during a shareholder proxy solicitation. With that in mind, communication materials have been developed to address questions from the field, including advisors and shareholders regarding the 2014 Shareholder Proxy.

All communications in the Fund Update Communications email have been reviewed and approved by compliance and legal, and if necessary, have been filed with the SEC.

Discussion of the shareholder proposals is limited to the information in the proxy statements and in properly approved communication materials.

The following Do’s and Don’ts are designed to guide individuals who may have shareholder contact to discuss the shareholder proxy solicitation process.

“Do’s” if called by a shareholder:

—	Do answer shareholder questions only within the bounds of the approved Q&A and communication materials.
—	Do encourage shareholders to review the proxy document very carefully.
—	Do tell the shareholders that voting their shares is very important.
—	Do tell the shareholders they should vote all proxy cards they receive. Each one represents a different portion of their investments.
—	Do direct them to the proxy solicitor named on their proxy card for assistance with the voting process. Shareholders can call Broadridge Investor Communication Solutions Inc. at 1-855-737-3176 for additional proxy materials or assistance.
—	Do tell the shareholder that the Board of Trustees has recommended voting “FOR” the proposals.
—	Do provided shareholders with the Statement of Additional Information (SAI) within one business day of receipt of the request. The SAI can be requested through Salespage (Code: SAI-MUNIN14).

“Don’ts” if called by a shareholder:

—	Don’t tell a shareholder how to vote the shares. That is the shareholder’s decision. You can say that the Board of Trustees has recommended voting “FOR” the proxy proposals.
—	Don’t say anything about the proposal that is not included in the proxy statements and approved Q&As.

—	Don’t create any unapproved materials – for either internal or external use – concerning the proposals or other aspects of the shareholder proxy mailings.
—	Don’t accept shareholder votes. Shareholders should be directed to mail their ballots instead.

If you have any questions regarding proxy communication materials, please contact IMA Product Management.

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